EXHIBIT 5.1 LEGAL OPINION

                        LAW OFFICES OF JACK G. ORR, P.S.
                      A Professional Services Corporation

                 A  T  T  O  R  N  E  Y     A  T      L  A  W

   JACK G. ORR                3019  NARROWS  PLACE              e-mail:
                            TACOMA, WASHINGTON  98407           jackorr@msn.com
                               FAX (253) 756-9782
                                 (253) 756-9795

                                 April 29, 2004

NetCo Investments, Inc.
Suite 212
1166 Alberni Street
Vancouver, BC  V6E 3Z3

     RE:     NETCO INVESTMENTS, INC. (THE "CORPORATION")
     Registration Statement on Form SB-2 (The "Registration Statement")

Gentlemen:

     We have acted as counsel to the Corporation in connection with certain limited matters related to the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 4,250,000 shares of the Corporation's Common Stock, par value $0.0001 per share (the "COMMON STOCK").

     We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

     We have reviewed the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

     The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of Washington. We do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company (as described in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,
/s/  LAW OFFICES OF JACK G. ORR, PS
LAW OFFICES OF JACK G. ORR PS